Exhibit 99.1

Affinity Gaming Announces Sale of its Slot Route and Pahrump Casinos, and Acquisition of Golden Casino Group in Black Hawk, Colorado

Las Vegas, NV — September 22, 2011 — Affinity Gaming, LLC (the “Company”) announced today that it has entered into agreements to sell the majority of its slot route operations, as well as its two Pahrump, Nevada casinos, to Golden Gaming, Inc., a casino and slot route operator licensed by the State of Nevada and owned and controlled by the Sartini family.  In addition, as part of the transaction with Golden Gaming, the Company has entered into an agreement to acquire the Golden Mardi Gras Casino, Golden Gates Casino and Golden Gulch Casino — all located in Black Hawk, Colorado.

“In accordance with our long-term strategic plans for the Company, we are selling several non-core assets, including all of our slot route in two separate transactions, while at the same time acquiring attractive casino assets in Black Hawk, Colorado, further diversifying our geographic footprint,” said David D. Ross, Chief Executive Officer of Affinity Gaming.  “We look forward to welcoming the Golden Casino Colorado properties to the Affinity Gaming family, and believe that they and their employees will be an excellent fit and help leverage our core management strengths of owning and operating market-leading local casino assets.  At the same time, we thank our Pahrump and slot route employees for their excellent service and know they will continue to be successful under the Golden Gaming banner.”

“I am pleased to welcome Affinity’s Pahrump properties and its slot route operations to the Golden Gaming team,” said Blake Sartini, Chief Executive Officer of Golden Gaming.  “Today’s transaction will allow us to consolidate our operations in Nevada and exemplify my family’s commitment to the entire Nevada gaming market and belief that the long term growth and vibrant economic trends in the state will resume over time. I also want to thank our Black Hawk employees for their dedication and commitment and am confident they have a bright future with Affinity Gaming.”

Both transactions, the purchase from and sale to Golden Gaming, are expected to close in the second or third quarter of 2012 and are subject to customary regulatory and third party approvals.  Macquarie Capital acted as financial advisor to Golden Gaming with respect to these transactions.

About Affinity Gaming

Affinity Gaming is a diversified gaming company that focuses on two business lines: casino operations and slot machine route operations.  As of June 30, 2011, the Company’s casino operations consisted of 15 casinos, 12 of which are located in Nevada, two in Missouri and one in Iowa.  Upon consummation of the aforementioned transactions, Affinity Gaming will be strictly a casino operator with 15 casinos, nine of which will be located in Nevada, three in Colorado, two in Missouri and one in Iowa.  Affinity Gaming also has entered into a consulting agreement to support the casino operations of the Rampart Casino at the J.W. Marriott in Las Vegas.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects”, “projects,” “may,” “will” or “should” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties, and similar references to future periods.  These statements are based on management’s current expectations and assumptions about the industries in which the Company operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risk and uncertainties described in the Company’s most recent Annual Report on Form 10-K, including under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”  The Annual Report on Form 10-K can be accessed through the

“Corporate Information” section of the Company’s website at www.affinitygamingllc.com.  The Company disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Contact

Affinity Gaming, LLC

David D. Ross, Chief Executive Officer

(702) 889-7625

Affinity Gaming, LLC

J. Christopher Krabiel, Chief Financial Officer and Treasurer

(702) 889-7654